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                                                                  EXHIBIT (9)(E)

         Pursuant to the requirements of the Securities Act of 1933 and the Investment Company Act of 1940, this post-effective amendment to this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.

         Know all men by these presents that each person whose signature appears below constitutes and appoints Robert L. Kemp, G. Kenneth Heebner and Frank N. Strauss, and each of them, as his true and lawful attorney-in-fact and agent, with full power of substitution, for him and in his name, place and stead, in any and all capacities to sign any and all amendments to this Registration Statement, and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent or his substitute, may lawfully do or cause to be done by virtue hereof.

  Signature                              Title                      Date

/s/ Robert L. Kemp                  President (Principal    September 9, 1993
    -------------------------       Executive Officer)
    Robert L. Kemp                  and Trustee


/s/ Frank N. Strauss                Treasurer (Principal    September 9, 1993
    -------------------------       Financial and
    Frank N. Strauss                Accounting Officer)


/s/ Peter O. Brown                  Trustee                 September 3, 1993
    -------------------------
    Peter O. Brown


/s/ Nicholas J. Grant               Trustee                 September 9, 1993
    -------------------------
    Nicholas J. Grant


/s/ G. Kenneth Heebner              Trustee                 September 9, 1993
    -------------------------
    G. Kenneth Heebner


/s/ Robert B. Kittredge             Trustee                 September 9, 1993
    -------------------------
    Robert B. Kittredge


/s/ Laurens MacLure                 Trustee                 September 9, 1993
    -------------------------
    Laurens MacLure


/s/ James Van Dyke Quereau, Jr.     Trustee                 September 2, 1993
    -------------------------
    James Van Dyke Quereau, Jr.


/s/ J. Baur Whittlesey              Trustee                 September 9, 1993
    -------------------------
    J. Baur Whittlesey